SAN DIEGO, December 3, 2010 /PRNewswire-FirstCall/ -- Umami Sustainable Seafood Inc. (OTCBB:UMAM.ob - News) (the "Umami" or "Company") today announced that the Company completed the acquisition of Baja Aqua Farms, Mexico's leading producer of bluefin tuna.

In July 2010, The Company acquired 33% interest in Baja Aqua Farms along with an option to acquire an additional 66.98%. Umami exercised their option and the transaction closed with the result that Baja is now a 99.98% owned subsidiary of Umami.

Completing the Baja Aqua Farms acquisition, Oli Steindorsson, Umami's Chairman stated; "This is a milestone achievement for our Company. Combining Baja with our existing Croatian operations positions Umami as one of the worlds' leading producers of bluefin tuna. We are confident that owning a leading production platform adjacent to one of the world's key markets for premium tuna will facilitate greater access to that marketplace as well as strengthening our company's global reach. In addition to doubling our annual production of Northern bluefin tuna, the completed acquisition of Baja Aqua Farms should increase our global market share of this premium food to over 20%. The corporate synergies and expected operating efficiencies from the merger with respect to marketing and distribution should help create cost savings and improved operating margins. Moving forward, our goal is to seek additional strategic acquisitions to complement our existing operations in Croatia and Mexico to help build market share."

Mr. Steindorsson concluded "At Umami we never lose sight of the fact that, first and foremost, we operate a sustainable production platform. Umami is consistently at the forefront in the efforts of adjusting catch quotas to scientific advice as we are well aware that the bluefin tuna represents a scarce and precious resource and that, in order for the industry to prosper, it is imperative that operators take great care of the issues of stock levels and quota."

Vilhelm Gudmundsson the Chief Executive Officer of Baja stated "We are glad to be combining Baja with Umami. Both companies have been leaders in pursuing a sustainable production model for Northern bluefin tuna and we believe the combination of the management teams combines many years of successful aquaculture operating experience that both operations will profit from."

About the Company

The Company owns and operates Kali Tuna, which is an established Croatian based aquaculture operation, raising Northern bluefin tuna in the Croatian part of the Adriatic Sea and, as of November 30, 2010, Baja Aqua Farms which is an established Mexico based aquaculture operation raising Northern bluefin tuna in the Pacific. The Company intends to become the leader in the Northern bluefin tuna by acquisition and internal growth. The growth of the Company will be founded on the sustainable management of resources and economically sound practices, seeking opportunities resulting from market consolidation and scientific progress in the industry. We also intend to continue our research into closed cycle farming technology for bluefin tuna, which has produced encouraging results.

Notice Regarding Forward Looking Statements

This press release contains projections and forward-looking statements, as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release, which are not purely historical, are forward-looking statements and can include, without limitation, statements based on current expectations involving a number of risks and uncertainties and which are not guarantees of future performance of the Company. There are numerous risks and uncertainties that could cause actual results and the Company's plans and objectives to differ materially from those expressed in the forward-looking information, including (i) adverse market conditions; (ii) any adverse occurrence with respect to the farmed seafood industry generally or the business of Kali Tuna specifically; and (iii) changes in the regulatory environment. Actual results and future events could differ materially from those anticipated in such information. These and all subsequent written and oral forward-looking information are based on estimates and opinions of management on the dates they are made and are expressly qualified in their entirety by this notice. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors set forth in the Company's Annual Report on Form 10-K filed on October 22, 2010, and other reports filed or to be filed from time-to-time with the Securities and Exchange Commission.